UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-186564	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 W. 26th Street
Suite 415
New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)
(212) 388-5500
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2014, Voltari Corporation (the “Company”) received a letter from the NASDAQ Stock Market LLC (“NASDAQ”) advising that, based on the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, the Company does not meet the minimum $2.5 million stockholders’ equity value requirement for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(b)(1). The letter also stated that, as of May 21, 2014, the Company did not satisfy the alternative requirements for continued listing based on market value of listed securities or net income from continuing operations pursuant NASDAQ Marketplace Rules 5550(b)(2) and 5550(b)(3), respectively.

NASDAQ stated in its letter that, in accordance with the NASDAQ Listing Rules, the Company will have 45 calendar days to submit a plan to regain compliance. If the plan is accepted, NASDAQ may grant an extension of up to 180 days from the Company’s receipt of NASDAQ’s letter on May 22, 2014 to evidence compliance with the stockholders’ equity value, market value of listed securities or net income from continuing operations requirements.

The Company is reviewing the letter and considering an appropriate response.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

May 29, 2014	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky Acting Chief Executive Officer